UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  November 19, 2018
(Date of earliest event reported:  November 13, 2018)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One New York Plaza New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Resignations: Tamara Mellon resigned as a Director of Revlon, Inc. (“Revlon” or together with its subsidiaries, the “Company”), effective November 13, 2018. Ms. Mellon, who has been a member of Revlon’s Board of Directors since 2008, advised the Company that she desired to devote more of her time to other business commitments and personal matters. Paul M. Meister, who has been a member of Revlon’s Board since 2016, also resigned as Revlon’s Executive Vice Chairman, effective November 13, 2018 to devote more time to his other business and professional commitments. Mr. Meister will continue to serve as a member of Revlon’s Board.

Employment Agreement for Debra Perelman, Chief Executive Officer and President:  On November 16, 2018, Revlon and RCPC entered into an amended and restated employment agreement with Debra Perelman (the “CEO Employment Agreement”) to reflect her prior election as the Company’s Chief Executive Officer and President that became effective on May 22, 2018. Such appointment was previously reported on a Form 8-K filed with the SEC on May 23, 2018. The term of the CEO Employment Agreement is at will. The CEO Employment Agreement provides that Ms. Perelman will serve as the Company’s Chief Executive Officer and President at an annual base salary of not less than $1,125,000, with a target annual bonus opportunity of 100% of her base salary (the “CEO Target Bonus”) under the Revlon Amended and Restated Executive Incentive Compensation Plan, with the possibility of exceeding such amount based upon over-achievement of the Company’s performance objectives up to a maximum of 200% of her base salary. Pursuant to the CEO Employment Agreement, Ms. Perelman is eligible during her employment with the Company to participate in the Company’s annual long-term incentive (“LTI”) programs under the applicable plans. Upon execution of the CEO Employment Agreement, Ms. Perelman received a 2018 LTI award with a total target value of $2,915,068 in recognition of her services as the Company’s Chief Executive Officer during 2018, including during the period prior to the execution of the CEO Employment Agreement. 50% of the 2018 LTI awards are time-based RSUs that vest ratably over a 3-year service period, while the other 50% of the 2018 RSUs are performance-based RSUs that cliff-vest at the completion of the 3-year performance period. In connection with the annual LTI awards to be granted for 2019, Ms. Perelman will receive a 2019 LTI award with a total target value of $4,750,000. Ms. Perelman is also eligible to participate in other benefit and perquisites plans generally made available to the Company’s other senior executives at her level and to continue her participation in the MacAndrews & Forbes Incorporated basic and executive health insurance plans. In the event the Company terminates Ms. Perelman’s employment without “cause” or if she resigns for “good reason,” Ms. Perelman will be eligible to receive: (i) a payment equal to her base salary plus prior year bonus (paid in equal installments over a 12-month period); (ii) her annual bonus with respect to the year prior to the year of termination (if not already paid as of the termination date) (the “CEO Prior Year Bonus”); (iii) her annual bonus with respect to the year of termination, based on actual performance and pro-rated for the number of days actually worked during such year (the “CEO Pro-Rated Bonus”); and (iv) accelerated vesting of the time-based portion of any outstanding LTI awards, but any performance-based portions of such awards remain subject to achievement of the applicable performance goals. In the event the Company terminates Ms. Perelman’s employment without “cause” or if she resigns for “good reason” within a 24-month period following a change of control, Ms. Perelman will be eligible to receive: (i) a lump-sum payment equal to two times her base salary plus prior year bonus; (ii) the CEO Prior Year Bonus; (iii) the CEO Pro-Rated Bonus; and (iv) accelerated vesting of the time-based and performance-based portions of any outstanding LTI awards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Michael T. Sheehan
Michael T. Sheehan
Senior Vice President, Deputy General Counsel & Secretary

November 19, 2018